SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 16, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a)  On March 16, 2009, TXCO Resources Inc. (the "Company") received a letter from a holder (the "Holder") of the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock") demanding that the Company redeem 10,000 shares of the Series D Preferred Stock.  The Holder is demanding the redemption of its Series D Preferred Stock as a result of the Company previously disclosing its violation of the current ratio covenant in its Amended and Restated Credit Agreement, dated April 2, 2007 and as further amended on July 25, 2007, and Amended and Restated Term Loan Agreement, dated July 25, 2007, each with Bank of Montreal, as lender and administrative agent, and the other lenders party thereto (collectively, the "Credit Facilities").

Under the terms of the Company's Certificates of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the "Certificate of Designations"), any obligation of the Company to pay the Holder the redemption price ("Redemption Price") for its Series D Preferred Stock is suspended until the earlier of (a) October 31, 2012, or (b) the date that all of the Company's obligations under the Credit Facilities have been indefeasibly satisfied.  Under the terms of the Certificate of Designations, the Company is obligated to pay interest at a rate of 1.5% per month in respect of each unredeemed preferred share until paid in full.

If the Company were required to pay the Redemption Price today, which it is not, such price would be approximately $1,404 per share for the Series D Preferred Stock.

At the time the Company's violation of the current ratio covenant constitutes a "triggering event" under the terms of the Certificate of Designations, the dividend rate on the Series D Preferred Stock increases from 6.5% per annum to 12% per annum until such time the violation of the current ratio covenant is cured.

The foregoing summary of the terms of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, which is filed as Exhibits 3.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

3.1
Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed March 7, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: March 20, 2009	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)